Date: February 7, 2007                                         Media Contact:        Michael Kinney
                                                                    732-938-1031
                                                                     mkinney@njresources.com

                                                       Investor Contact:      Dennis Puma
                                                                     732-938-1229
                                                            dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES
FISCAL 2007 FIRST-QUARTER EARNINGS;
INCREASES EARNINGS GUIDANCE

•	First-quarter fiscal 2007 earnings of $1.01 per basic and diluted share
•	NJNG first-quarter earnings increase 6.6 percent
•	Fiscal 2007 earnings guidance increased $.05 to a range of $2.90 to $3.00 per basic share

WALL, N.J. - New Jersey Resources (NYSE: NJR) today announced first-quarter earnings for fiscal 2007 of $28.1 million, or $1.01 per basic share, versus $34.3 million, or $1.24 per basic share, last year. On a diluted basis, earnings per share were $1.01 versus $1.23 last year. Based on the company’s performance to date and its view of market conditions, and subject to factors discussed below, NJR is increasing earnings guidance for fiscal 2007 by $.05 to a range of $2.90 to $3.00 per basic share.

“We currently expect higher earnings at NJR for the 16th consecutive year, which we believe is the longest streak among natural gas and electric utilities in the U.S.,” said Laurence M. Downes, chairman and CEO of NJR.

New Jersey Natural Gas (NJNG), NJR’s largest subsidiary, saw first-quarter earnings rise 6.6 percent over last year due primarily to the impact of the recently approved Conservation Incentive Program (CIP). The CIP is designed to protect NJNG’s gross margin, while helping customers to reduce their energy usage through targeted education efforts and energy efficiency programs. Reducing customer usage will also increase opportunities for NJNG to lower gas costs further.

“Our Conservation Incentive Program has performed as intended, and has resulted in lower gas costs for customers and improved financial results for our shareowners. This innovative program is another example of working in partnership with our regulators to help all our stakeholders,” Downes said.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2007 FIRST-QUARTER EARNINGS; INCREASES EARNINGS GUIDANCE

Moderating wholesale natural gas prices also allowed NJNG to lower its Basic Gas Supply Service (BGSS) charge and provide a customer refund totaling $51.5 million to residential and small commercial customers in their December 2006 bills.

“We were pleased to provide a refund to our customers, especially as we approached the winter heating season, when usage is typically highest,” Downes said. “As always, we are constantly monitoring the natural gas market to identify ways we can provide additional savings.”

Financial and operating highlights during the first quarter included:

•	Net Income and Basic Earnings per Share

For the three months ended December 31, 2006, NJR earned $28.1 million, or $1.01 per basic share, compared with $34.3 million, or $1.24 per basic share, last year. The decrease in earnings was due primarily to lower earnings at NJR’s unregulated wholesale energy services subsidiary, NJR Energy Services (NJRES), partially offset by improved results at NJNG.

NJNG earned $19.9 million in the quarter, compared with $18.7 million last year. The increase in earnings was due to the impact of the CIP and continued customer growth. Gross margin at NJNG included $11.3 million accrued for future collection from customers under the CIP.

NJNG’s gross margin is defined as natural gas revenues less natural gas costs; sales tax; a Transitional Energy Facilities Assessment (TEFA), which is included in Energy and other taxes on the Consolidated Statements of Income; and regulatory rider expenses. Management believes that gross margin provides a more meaningful basis for evaluating utility operations than revenue since natural gas costs, sales tax, TEFA and regulatory rider expenses are passed through to customers, and therefore, have no effect on gross margin. Natural gas costs are charged to operating expenses on the basis of therm sales at the prices approved by the New Jersey Board of Public Utilities through NJNG’s BGSS tariff. The BGSS allows NJNG to recover natural gas costs. Sales tax is calculated at 6 percent of revenue on sales prior to July 15, 2006 and 7 percent thereafter, and excludes sales to cogeneration facilities, other utilities, off-system sales and federal accounts. TEFA is calculated on a per-therm basis and excludes sales to cogeneration facilities, other utilities and off-system sales. Regulatory rider expenses are calculated on a per-therm basis. NJNG’s gross margin also includes benefits received by shareowners under its BGSS incentive programs.

NJRES reported earnings of $7.8 million, compared with $14.9 million last year. First-quarter fiscal 2006 gross margin benefited from the impact of increased market volatility and greater pipeline transportation values in the wake of hurricanes Katrina and Rita. Gross margin for NJRES is defined as natural gas revenues and management fees less natural gas costs and fixed portfolio costs.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2007 FIRST-QUARTER EARNINGS; INCREASES EARNINGS GUIDANCE

•	New Customers Continue to Ensure Growth

In the first quarter of fiscal 2007, NJNG added 2,614 new customers, 36 percent of which converted from other fuels. NJNG anticipates a customer growth rate of about 2 percent in fiscal 2007. About one-third of the anticipated new customers are expected to convert from other fuels. NJNG has maintained an annual customer growth rate above the national average for the past 10 years.

•	Impact of Weather and Usage

Weather in the first fiscal quarter was 18.3 percent warmer than normal and 18.2 percent warmer than last year. “Normal” weather is based on 20-year average temperatures. As with the weather normalization clause which preceded it, the impact of weather is significantly offset by the recently approved CIP, which is designed to smooth out year-to-year fluctuations on both NJNG’s gross margin and customers’ bills that may result from changing weather and usage patterns. Included in the CIP accrual was $8 million associated with the warmer-than-normal weather and $3.3 million associated with non-weather factors. However, customers will realize annual savings of $10.6 million in fixed cost reductions and commodity cost savings of approximately $15 million through the first fiscal quarter.

•	Incentive Programs Continue to Provide Value; Approval for Extension Sought

During the first quarter, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity management, storage optimization and financial risk management programs, totaled 10.6 Billion cubic feet (Bcf) and $3.2 million of gross margin, compared with 10.2 Bcf and $3.1 million of gross margin for the same period last year. The increase in gross margin was due primarily to the financial risk management program, which was offset by a decrease in margin from the off-system sales program. NJNG shares the gross margin earned from these incentive programs with customers and shareowners according to a gross margin-sharing formula in effect through October 2007. NJNG is seeking regulatory approval for an extension of these programs through October 2010. During the quarter, customers saved approximately $14.4 million in natural gas costs through these programs. Since the establishment of these incentive programs in 1992, NJNG customers have saved nearly $316 million on their natural gas bills, or approximately 4 percent annually.

•	Wholesale Energy Services Results Decline

NJRES earned $7.8 million in the first quarter of fiscal 2007, compared with $14.9 million last year. Last year’s earnings benefited from the increased market volatility that included historically high transportation values in the aftermath of hurricanes Katrina and Rita. NJRES’ diverse portfolio of pipeline and storage capacity continued to generate strong gross margin. This portfolio, with locations in the Gulf Coast, Mid-Continent, Appalachia, Northeast and Eastern Canada, becomes more valuable when there are changing prices between these areas. Storage capacity is more valuable when prices change between time periods. Gross margin from this portfolio is generally greater during the winter months, while the fixed costs of these assets are spread throughout the year.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2007 FIRST-QUARTER EARNINGS; INCREASES EARNINGS GUIDANCE

•	NJR Home Services and Other

This business segment consists of NJR Home Services (NJRHS), which provides service, sales and installation of appliances to over 141,000 customers; Commercial Realty & Resources (CR&R), which develops commercial real estate; and NJR Energy, which consists primarily of a 5.53 percent equity investment in Iroquois Gas Transmission System, L.P. Earnings for the quarter ended December 31, 2006, were $397,000, compared with $684,000 last year.

•	Increased Dividend Paid to Shareowners

On November 1, 2006, NJR’s board of directors authorized a 5.6 percent increase in the company’s quarterly dividend rate to $.38 per share. The new rate became effective with the January 2007 dividend payment. NJR has increased its dividend in each of the last 12 years and has paid quarterly dividends since 1952.

Fiscal 2007 Earnings Guidance

Assuming the continued impact of the CIP, stable economic conditions, continued customer growth at NJNG, continued volatility in the wholesale natural gas markets at NJRES and subject to the factors discussed below under “Forward-Looking Statements,” NJR is increasing its earnings estimate by $.05 for fiscal 2007 to $2.90 to $3.00 per basic share.

Forward-Looking Statements

This news release contains estimates, earnings guidance and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions that the assumptions that form the basis for forward-looking statements regarding customer growth, customer usage, financial condition, results of operations, cash flows, capital requirements, market risk and other matters include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and changes in the debt and equity capital markets. The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to weather and economic conditions; demographic changes in the NJNG service territory; the rate of NJNG customer growth; volatility of natural gas commodity prices and its impact on customer usage, NJRES’ operations and on NJR’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to NJR; commercial and wholesale credit risks, including creditworthiness of customers and counterparties; the impact of governmental regulation (including the regulation of rates); fluctuations in energy-related commodity prices; conversion activity and other marketing efforts; actual energy usage of NJNG’s customers; the pace of deregulation of retail gas markets; access to adequate supplies of natural gas; the regulatory and pricing policies of federal and state regulatory agencies; changes due to legislation at the federal and state level; the availability of an adequate number of appropriate counterparties in the wholesale energy trading market; sufficient liquidity in the wholesale energy trading market and continued access to the capital markets; the disallowance of recovery of environmental-related expenditures and other regulatory changes;

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2007 FIRST-QUARTER EARNINGS; INCREASES EARNINGS GUIDANCE

environmental-related and other litigation and other uncertainties; the effects and impacts of inflation on NJR and its subsidiaries operations; change in accounting pronouncements issued by the appropriate standard setting bodies; and terrorist attacks or threatened attacks on energy facilities or unrelated energy companies.

More detailed information about these factors is set forth in NJR’s filings with the Securities and Exchange Commission, including NJR’s Annual Report on Form 10-K filed on November 22, 2006 and Quarterly Report filed on Form 10-Q to be filed on, or about, February 7, 2007. NJR’s Forms 10-K and 10-Q are available at www.sec.gov. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 2 p.m. ET. A few minutes prior to the webcast, go to njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

About New Jersey Resources

New Jersey Resources (NYSE:NJR), a Fortune 1000 company and a member of the Forbes Platinum 400, provides reliable retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. Its principal subsidiary, New Jersey Natural Gas, is one of the fastest-growing local distribution companies in the United States, serving more than 474,000 customers in central and northern New Jersey. Other major NJR subsidiaries include NJR Energy Services and NJR Home Services. NJR Energy Services is a leader in the unregulated energy services market, providing customer service and management of natural gas storage and capacity assets. NJR Home Services offers retail customers heating, air conditioning and appliance services. NJR’s progress is a tribute to the more than 5,000 dedicated employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community to make NJR a leader in the competitive energy marketplace. For more information, visit NJR’s Web site at njliving.com.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2007 FIRST-QUARTER EARNINGS; INCREASES EARNINGS GUIDANCE

NEW JERSEY RESOURCES CORPORATION
CONSOLIDATED FINANCIAL RESULTS

	Three Months Ended
Thousands, except per share data	December 31,
(Unaudited)	2006	2005

Operating Revenues	$741,465	$1,164,576

Net Income	$28,124	$34,264

Earnings Per Common Share
Basic	$1.01	$1.24
Diluted	$1.01	$1.23

Average Shares Outstanding
Basic	27,713	27,550
Diluted	27,904	27,960

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NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(Thousands, except per share data)

	Three Months Ended
	December 31,
	2006	2005
OPERATING REVENUES	$741,465	$1,164,576

OPERATING EXPENSES
Gas purchases	628,685	1,038,475
Operation and maintenance	28,316	27,731
Regulatory rider expenses	9,466	9,458
Depreciation and amortization	8,902	8,576
Energy and other taxes	13,952	18,667
Total operating expenses	689,321	1,102,907

OPERATING INCOME	52,144	61,669

Other income	1,989	1,642

Interest charges, net	7,875	6,483

INCOME BEFORE INCOME TAXES	46,258	56,828

Income tax provision	18,134	22,564

NET INCOME	$28,124	$34,264

EARNINGS PER COMMON SHARE
BASIC	$1.01	$1.24
DILUTED	$1.01	$1.23

DIVIDENDS PER COMMON SHARE	$0.38	$0.36

AVERAGE SHARES OUTSTANDING
BASIC	27,713	27,550
DILUTED	27,904	27,960

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NEW JERSEY RESOURCES

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except per share data)	2006	2005
Operating Revenues
New Jersey Natural Gas	$239,407	$394,346
NJR Energy Services	495,787	763,195
NJR Home Services and Other	6,340	7,103
Sub-total	741,534	1,164,644
Intercompany Eliminations	(69)	(68)
Total	$741,465	$1,164,576

Operating Income
New Jersey Natural Gas	$36,716	$33,447
NJR Energy Services	14,846	27,101
NJR Home Services and Other	582	1,121
Total	$52,144	$61,669

Net Income
New Jersey Natural Gas	$19,908	$18,683
NJR Energy Services	7,819	14,897
NJR Home Services and Other	397	684
Total	$28,124	$34,264

Throughput (Bcf)
NJNG, Core Customers	16.9	20.8
NJNG, Incentive Programs	10.6	10.2
NJRES Fuel Mgmt. and Wholesale Sales	64.6	57.5
Total	92.1	88.5

Common Stock Data
Yield at December 31	3.1%	3.4%
Market Price
High	$53.16	$46.95
Low	$48.46	$40.68
Close at December 31	$48.58	$41.89
Shares Out. at December 31	27,760	27,555
Market Cap. at December 31	$1,348,581	$1,154,279

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NEW JERSEY NATURAL GAS

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer & weather data)	2006	2005
Operating Revenues
Residential	$125,620	$185,544
Commercial, Industrial & Other	33,379	66,976
Firm Transportation	10,323	8,355
Total Utility Firm Revenues	169,322	260,875
Interruptible	1,502	2,809
Total System Revenues	170,824	263,684
Incentive Programs	68,583	130,662
TOTAL REVENUES	$239,407	$394,346

Utility Gross Margin and Operating Income
Residential	$44,986	$44,242
Commercial, Industrial & Other	9,523	8,427
Firm Transportation	8,437	6,382
Total Utility Firm Margin	62,946	59,051
Interruptible	204	306
Total System Margin	63,150	59,357
Incentive Programs	3,278	3,114
TOTAL UTILITY GROSS MARGIN	66,428	62,471
Operation and maintenance expense	20,255	19,867
Depreciation and amortization	8,738	8,423
Other taxes not reflected in gross margin	719	734
OPERATING INCOME	$36,716	$33,447

Throughput (Bcf)
Residential	10.8	12.7
Commercial, Industrial & Other	2.5	3.7
Firm Transportation	2.5	2.6
Total Firm Throughput	15.8	19.0
Interruptible	1.1	1.8
Total System Throughput	16.9	20.8
Incentive Programs	10.6	10.2
TOTAL THROUGHPUT	27.5	31.0

Customers
Residential	431,526	422,569
Commercial, Industrial & Other	29,947	29,740
Firm Transportation	12,870	13,380
Total Firm Customers	474,343	465,689
Interruptible	48	48
Total System Customers	474,391	465,737
Incentive Programs	36	42
TOTAL CUSTOMERS	474,427	465,779

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NEW JERSEY NATURAL GAS

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer & weather data)	2006	2005
Degree Days
Actual	1,363	1,666
Normal	1,669	1,702
Percent of Normal	81.7%	97.9%

NJR ENERGY SERVICES

Operating Revenues	$495,787	$763,195
Gas Purchases	477,692	733,343
Gross Margin	$18,095	$29,852

Operating Income	$14,846	$27,101

Net Income	$7,819	$14,897

Gas Sold and Managed (Bcf)	64.6	57.5

NJR HOME SERVICES AND OTHER

Operating Revenues	$6,340	$7,103

Operating Income	$582	$1,121

Net Income	$397	$684

Total Customers at December 31	141,451	141,383